UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 7, 2024

_______________

Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)

_______________

Nevada	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281

(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500

(Registrant’s Telephone Number, Including Area Code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 7, 2024, Crexendo, Inc. (the “Company”) held its annual meeting of stockholders.  At the annual meeting, the following matter was submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company's stockholders approved the election of Anil Puri, Jeffrey P. Bash, L. Jasmine Kim to the Board as Class II directors, each for a term of two years, expiring at our annual meeting of stockholders to be held during 2026. Anand Buch resigned from the Board and withdrew his nomination for reelection prior to the meeting.

	Votes For	Votes Withheld
Anil Puri	16,222,274.003	327,885.00
Jeffrey P. Bash	15,643,358.003	647,457.00
L. Jasmine Kim	15,039,583.003	1,424,857.00

Proposal 2: The Company's stockholders approved a proposal to appoint Urish Popeck & Co., LLC as our independent registered public accounting firm for our year ending December 31, 2024.

Votes For	Votes Against	Abstain
16,470,779.003	17,135.00	167,248.00

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: August 8,2024	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer

3